Exhibit 3.15

CROSS REFERENCE:

Book 12015, Page 379

Worcester District Registry of Deeds

PREPARED BY AND UPON

RECORDING RETURN TO:

Allysa P. Hopson, Esq.

Bryan Cave Leighton Paisner LLP

1201 West Peachtree Street NW

14th Floor

Atlanta, Georgia 30309

[Space Above This Line for Recording Purposes]

THE CHOCKSETT ROAD REALTY TRUST

APPOINTMENT OF TRUSTEE

BY

CHOCKSETT ROAD LIMITED PARTNERSHIP

August 31, 2018

Chocksett Road Limited Partnership, a Massachusetts limited partnership, being the sole beneficiary (the “Beneficiary”) of The Chocksett Road Realty Trust (the “Trust”) pursuant to that certain Declaration of Trust dated March 31, 1989 and recorded in the records of the Worcester District Registry of Deeds in Book 12015, Page 379 (the “Declaration of Trust), does hereby consent, pursuant to Section 4 of the Declaration of Trust, to the adoption of the following resolutions, as of the date above:

WHEREAS, the Beneficiary desires to accept the resignations of the existing trustees of the Trust;

WHEREAS, the Beneficiary desires to appoint a successor trustee; and

WHEREAS, the Beneficiary has determined that the following resolutions are in the best interests of the Trust.

NOW, THEREFORE, BE IT:

APPOINTMENT OF TRUSTEE

RESOLVED, that each of the current trustees of the Trust be, and they hereby are, removed from their offices as Trustees, effective immediately;

RESOLVED, that the following person is appointed to be a successor trustee of the Trust, pursuant to the Declaration of Trust, to serve until his successor shall be duly appointed and qualified:

Laddawn, Inc., a Massachusetts corporation

GENERAL RESOLUTIONS

RESOLVED, that the proper officers of the Beneficiary be, and each of them hereby is, authorized and directed to take all such further action and to negotiate, execute and deliver all such further agreements, instruments, documents and financing statements in the name and on behalf of the Beneficiary and under their corporate seal or otherwise, and to pay all such expenses and taxes as such officer or officers shall, in his or their sole discretion, determine to be necessary, proper or advisable in order to carry out the intent and to accomplish the purposes of the resolutions adopted hereby and that all actions heretofore taken by the officers of the Beneficiary in connection with the subject of the foregoing resolutions be, and each of them hereby is approved, ratified and confirmed in all respects as the act and deed of the Beneficiary; and

RESOLVED, that as used herein, the term “proper officers” shall mean the Chief Executive Officer, President, Chief Financial Officer, any Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, or any of them.

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IN WITNESS WHEREOF, the undersigned has duly executed this Appointment of Trustee effective as of the date first written above.

BENEFICIARY:

CHOCKSETT ROAD LIMITED PARTNERSHIP

By:	Berry Global, Inc, its general partner

	By:	/s/ Jason K. Greene
	Name:	Jason K. Greene
	Title:	Executive Vice President, General
Counsel and Secretary

STATE OF	Indiana	}

}

county of	Vanderburgh	}

On this 31 day of Aug, 2018, before me, the undersigned notary public, personally appeared JASON K. GREENE, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he executed the same in his capacity as an officer of Berry Global, Inc., the general partner of Chocksett Road Limited Partnership, and being authorized to do so, executed the foregoing document for its stated purpose.

Amy R. Monphew
Notary Public
My commission expires: 12-3-2025

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Appointment of Trustee

Chocksett Road Realty Trust

[Signature Pages Continued from Previous Page]

Laddawn, Inc., a Massachusetts corporation, acknowledges and accepts this appointment as Trustee of The Chocksett Road Realty Trust dated March 31, 1989, pursuant to Section 4 of said Declaration of Trust, effective immediately.

IN WITNESS WHEREOF, the undersigned has duly executed this Appointment of Trustee effective as of the date first written above.

LADDAWN, INC.

By:	/s/ Jason K. Greene
Name:	Jason K. Greene
Title:	Executive Vice President, General
Counsel and Secretary

STATE OF	Indiana	}
}
county of	Vanderburgh	}

On this 31 day of Aug, 2018, before me, the undersigned notary public, personally appeared JASON K. GREENE, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he executed the same in his capacity as an officer of Laddawn, Inc., and being authorized to do so, executed the foregoing document for its stated purpose.

Amy R. Monphew
Notary Public
My commission expires: 12-3-2025

Appointment of Trustee

Chocksett Road Realty Trust

ATTEST: WORC. Anthony J. Vigliotti, Register